CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Index Funds of our reports dated February 19, 2026, relating to the financial statements and financial highlights of Vanguard 500 Index Fund, Vanguard Extended Market Index Fund, Vanguard Growth Index Fund, Vanguard Large-Cap Index Fund, Vanguard Mid-Cap Growth Index Fund, Vanguard Mid-Cap Index Fund, Vanguard Mid-Cap Value Index Fund, Vanguard Small-Cap Growth Index Fund, Vanguard Small-Cap Index Fund, Vanguard Small-Cap Value Index Fund, Vanguard Total Stock Market Index Fund and Vanguard Value Index Fund, which appear in Vanguard Index Funds’ Certified Shareholder Report on Form N-CSR for the year ended December 31, 2025. We also consent to the references to us under the headings “Financial Statements”, “Service Providers–Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

April 24, 2026

PricewaterhouseCoopers LLP, 2001 Market Street, Suite 1800, Philadelphia, PA 19103 +1 (267) 330 3000www.pwc.com